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EXHIBIT 23.1

INDEPENDENT ACCOUNTANTS' CONSENT

        We consent to the use in Amendment No. 4 to this Registration Statement on Form SB-2 of GrayMark Productions, Inc. of our report dated March 5, 2004 (except for Restatement of Financial Statements described in Note 2 for which the date is June 11, 2004) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/S/EVANS, GAITHER & ASSOCIATES, PLLC

Edmond, Oklahoma,
June 28, 2004

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INDEPENDENT ACCOUNTANTS' CONSENT